                                                                                                      EXHIBIT 12.3
                                                                                                            Page 1

                                               CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                                          Year Ended December 31,
                                                    -------------------------------------------------------------
                                                       1995          1996          1997         1998          1999
                                                       ----          ----          ----         ----          ----
                                                                           (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                  $183,719      $116,553      $114,481     $164,891     $194,089
  Interest and other charges, before
    reduction for
  amounts capitalized                                 251,793       244,789      248,429       232,727       211,960
  Provision for income taxes                           95,561        69,120       92,969       110,611       123,869
  Interest element of rentals charged
    to income (a)                                      79,642        79,503       69,086        68,314        66,680
                                                     --------      --------     --------      --------      --------
    Earnings as defined                              $610,715      $509,965     $524,965      $576,543      $596,598
                                                     ========      ========     ========      ========      ========
FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest expense                                   $251,793      $244,789     $248,429      $232,727      $211,960
  Interest element of rentals charged
    to income (a)                                      79,642        79,503       69,086        68,314        66,680
                                                     --------      --------     --------      --------      --------
    Fixed charges as defined                         $331,435      $324,292     $317,515      $301,041      $278,640
                                                     ========      ========     ========      ========      ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES                                                1.84          1.57         1.65          1.92          2.14
                                                         ====          ====         ====          ====          ====

------------------------
 (a)  Includes the interest component of Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.
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

                                                                                                EXHIBIT 12.3
                                                                                                      Page 2

                                       THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                          Year Ended December 31,
                                                    -------------------------------------------------------------
                                                       1995          1996          1997          1998          1999
                                                       ----          ----          ----          ----          ----
                                                                           (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                  $183,719      $116,553      $114,481     $164,891      $194,089
  Interest and other charges, before
    reduction for amounts capitalized                  95,561        69,120        92,969      110,611       123,869
  Provision for income taxes                          251,793       244,789       248,429      232,727       211,960
  Interest element of rentals charged to
    income (a)                                         79,642        79,503        69,086       68,314        66,680
                                                     --------      --------      --------     --------      ---------
    Earnings as defined                              $610,715      $509,965      $524,965     $576,543      $596,598
                                                     ========      ========      ========     ========      ========
FIXED CHARGES AS DEFINED IN REGULATION
  S-K PLUS PREFERRED STOCK DIVIDEND
  REQUIREMENTS
  (PRE-INCOME TAX BASIS):
  Interest expense                                   $251,793      $244,789      $248,429     $232,727      $211,960
  Preferred stock dividend requirements                42,444        38,743        45,029       24,794        33,524
  Adjustments to preferred stock dividends
  to state on a pre-income tax basis                   22,077        22,976        36,568       16,632        21,395
  Interest element of rentals charged to
    income (a)                                         79,642        79,503        69,086       68,314        66,680
                                                     --------      --------      --------     --------      ---------
    Fixed charges as defined plus
      preferred stock dividend requirements
      (pre-income tax basis)                         $395,956      $386,011      $399,112     $342,467      $333,559
                                                     ========      ========      ========     ========      ========
CONSOLIDATED RATIO OF EARNINGS TO
  FIXED CHARGES PLUS PREFERRED STOCK
  DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS)                                 1.54          1.32          1.32         1.68          1.79
                                                         ====          ====          ====         ====          ====



----------------------------
(a)  Includes the interest component of Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.

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